UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2017

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 16, 2017, Amtech Systems, inc. (the "Company") held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders considered three proposals, each of which are described in detail in the Company's definitive proxy statement dated January 27, 2017. The total number of shares represented in person or by proxy at the Annual Meeting was 11,719,923 or 88.9 percent of the 13,179,535 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Company's board of directors.

	For	Votes Withheld	Broker Non-Votes
Jong S. Whang	7,169,495	612,964	3,937,464
Fokko Pentinga	7,541,989	240,470	3,937,464
Robert M. Averick	7,639,729	142,730	3,937,464
Michael Garnreiter	5,813,422	1,969,037	3,937,464
Robert F. King	7,596,835	185,624	3,937,464
Sukesh Mohan	7,624,243	158,216	3,937,464
Paul J. van der Wansem	6,238,267	1,544,192	3,937,464

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company's independent registered public accounting firm for fiscal year 2017
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Broker Non-Votes
10,225,172	250,231	1,244,520	0
Proposal 3 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
6,882,771	257,157	642,531	3,937,464

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: March 20, 2017	By: /s/ Robert T. Hass
Name: Robert T. Hass
Title: Vice President - Finance & Chief Financial Officer